UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

China Automotive Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-3123	33-0885775
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)	Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2008, Wiselink Holdings Limited (“Wiselink”), Great Genesis Holdings Limited, “Great Genesis”), a wholly-owned subsidiary of China Automotive Systems, Inc. (the “Registrant”) and other parties entered into an equity transfer transaction (the “Acquisition”) documented by an Equity Transfer Agreement (the “Agreement”), pursuant to which Wiselink agreed to transfer and assign its 35.5% equity interest in Jingzhou Henglong Automotive Parts Co., Ltd. (“Jingzhou Henglong”) to Great Genesis for a total consideration of US$32,090,000 (the “Consideration”). The Agreement was entered following approval by the independent directors of the Registrant, who had been appointed by its board to consider the Acquisition. The independent directors approved the Acquisition and the Consideration after consideration, among other things, of a valuation report of Shanghai Lixin Appraisal Ltd. and the further financial analysis of the agreement performed by the Canadian Imperial Bank of Commerce World Markets and the Balloch Group. Great Genesis is a company incorporated on January 3, 2003 under the laws of Hong Kong as a limited liability company and is a wholly-owned subsidiary of the Registrant.

On April 3, 2008, the Acquisition was approved by the local Ministry of Commerce of the People’s Republic of China in Jingzhou, Hubei Province, China and the registration of change of shareholders was filed with the local Administration of Industries and Commerce.

According to the Agreement, the Consideration will be paid as follows: US$10,000,000 cash is to be paid by Great Genesis to Wiselink within 30 days after the execution of the Agreement, and the balance of the purchase price (US$22,090,000) will be paid by issuance of 3,023,542 shares of common stock of the Registrant, valued at US$7.3060 per share determined as of January 22, 2008, in its capacity as the 100% parent company of Great Genesis. Of these shares, 1,170,000 shares (equivalent to about 4.9% of the Registrant’s outstanding shares) will be issued to Wiselink within 30 days after the execution of the Agreement, and the remaining 1,853,542 shares of the Registrant will be issued after obtaining any necessary shareholder approval as required by Nasdaq rules or otherwise, as applicable, either at a meeting of shareholders or by written consent of sufficient shareholders.

Two directors of the Registrant, namely, Mr. Hanlin Chen and Mr. Qizhou Wu withdrew from the meeting when the vote was taken because Mr. Chen is the majority owner of Wiselink, and Mr. Qizhou Wu is a minority shareholder of Wiselink, and hence are interested parties to the Acquisition.

Prior to the Acquisition, the Registrant owned a 44.5% interest in Jingzhou Henglong. With the completion of the Acquisition, the Registrant increased its ownership in Jingzhou Henglong to 80%.

Additional Information

Prior to the transaction, 44.5% of Jingzhou Henglong was owned by the Registrant. Jingzhou Henglong is engaged in the production of integral power steering gear and rack and pinion power steering gear for light and heavy-duty vehicles and cars. Mr. Hanlin Chen, a director and chairman of the Registrant and owner of 63.8% of the Registrant’s shares, is a majority shareholder of Wiselink. Mr. Qizhou Wu, a director and chief executive officer of the Registrant, is a minority shareholder of Wiselink.

In summary, the relationships between the relevant parties in this transaction are set out in the table below:-

Name of Related Parties	Relationship with the Registrant

Mr. Hanlin Chen	Director and Chairman of the board of directors of the Registrant
Majority 63.8% shareholder of the Registrant
Majority shareholder of Wiselink

Mr. Qizhou Wu	Director and Chief Executive Officer of the Registrant
8.9% shareholder of the Registrant
Minority shareholder of Wiselink

Great Genesis	100% owned subsidiary of the Registrant

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Any financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(d) Exhibits.

2.01 Translation of the Equity Transfer Agreement dated March 31, 2008 in English.*

*Incorporated by reference from Exhibit 99.1 to the Form 8-K filed by the registrant on April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: April 9, 2008	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman